SCHEDULE 14A
(RULE 14A-101)

                            SCHEDULE 14A INFORMATION

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                  ORAVAX, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:
--------------------------------------------------------------------------------

                                      LOGO
                                  ORAVAX, INC.
                                38 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 10, 1998



     A Special Meeting of Stockholders of OraVax, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts, on Tuesday, March 10, 1998 at 10:00 a.m., local time, to consider and act upon the following matters:


     1. To approve the issuance of (i) shares of the Company's 6% Convertible Preferred Stock, $.001 par value per share ("Convertible Preferred Stock"), pursuant to the terms of the several Preferred Stock Investment Agreements, each dated as of December 23, 1997 (collectively, the "Investment Agreements"), a form of which is attached to the accompanying proxy statement as Exhibit 1, (ii) shares of Convertible Preferred Stock issuable as dividends on shares of Convertible Preferred Stock outstanding from time to time, and (iii) shares of the Company's Common Stock, $.001 par value per share ("Common Stock"), issuable upon conversion of shares of Convertible Preferred Stock outstanding from time to time, without regard to the limitation on the number of shares of Common Stock issuable upon such conversion set forth in Section 10 of the Resolution Establishing Preferences of the Convertible Preferred Stock, a copy of which is attached to the form of Investment Agreement as Schedule I.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on January 15, 1998 are entitled to notice of, and to vote at, the Special Meeting. The stock transfer books of the Company will remain open for the purchase and sale of Common Stock.

     All stockholders are cordially invited to attend the Special Meeting.

                                     By Order of the Board of Directors,

                                     /s/ Lance K. Gordon

                                     LANCE K. GORDON, PH.D.,


                                     President and Chief Executive Officer


Cambridge, Massachusetts

February 7, 1998


     WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE SPECIAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                  ORAVAX, INC.
                                38 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139

            PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 10, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of OraVax, Inc. (the "Company") for use at a Special Meeting of Stockholders to be held on March 10, 1998 and at any adjournment or adjournments of the Special Meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Special Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

VOTING SECURITIES AND VOTES REQUIRED

     On January 15, 1998, the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting, there were outstanding and entitled to vote an aggregate of 10,320,820 shares of the Company's Common Stock, $.001 par value per share ("Common Stock"). Holders of Common Stock are entitled to one vote per share.

     Under the Company's Amended and Restated By-laws, the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Special Meeting shall constitute a quorum for the transaction of business at the Special Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote) will be counted for purposes of determining whether a quorum is present.

     The affirmative vote of the holders of a majority of the shares of Common Stock voting at the Special Meeting is required to approve Proposal 1 in the accompanying Notice of Special Meeting ("Proposal 1") and to approve any other business which may properly come before the Special Meeting or any adjournment thereof. Holders of shares of the Company's 6% Convertible Preferred Stock, $.001 par value per share ("Convertible Preferred Stock"), are not entitled to vote on Proposal 1.

     Shares which abstain from voting as to Proposal 1, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to Proposal 1, will not be counted as votes in favor of Proposal 1, and will also not be counted as votes cast or shares voting on Proposal 1. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on Proposal 1.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth certain information, as of January 15, 1998, with respect to the beneficial ownership of the Company's capital stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of a class of capital stock of the Company; (ii) each director of the Company; (iii) each executive officer of the Company; and (iv) all directors and executive officers of the Company as a group.

     The number of shares beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 15, 1998 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following tables. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                  COMMON STOCK

                                                          NUMBER OF                         PERCENTAGE OF
                                                            SHARES        PERCENTAGE OF     TOTAL VOTING
                                                         BENEFICIALLY         CLASS         CAPITAL STOCK
                   BENEFICIAL OWNER                         OWNED          OUTSTANDING       OUTSTANDING
-------------------------------------------------------  ------------     -------------     -------------
5% STOCKHOLDERS
Wellington Management Company, LLP(1)..................       910,000           8.8%              8.8%
Medical Science Partners, L.P.(2)......................       600,857           5.8%              5.8%
DIRECTORS
C. Boyd Clarke(3)......................................         6,666         *                 *
Lance K. Gordon(4).....................................       234,445           2.2%              2.2%
Andre L. Lamotte(5)....................................       603,695           5.8%              5.8%
Douglas MacMaster(6)...................................        18,700         *                 *
Allen Misher(7)........................................        11,666         *                 *
OTHER EXECUTIVE OFFICERS
Keith S. Ehrlich(8)....................................        68,425         *                 *
Robert J. Gerety.......................................        17,500         *                 *
Thomas P. Monath(9)....................................       154,507           1.5%              1.5%
All directors and executive officers(10)...............     1,115,605          10.4%             10.4%

                         6% CONVERTIBLE PREFERRED STOCK

                                                          NUMBER OF                         PERCENTAGE OF
                                                            SHARES        PERCENTAGE OF     TOTAL VOTING
                                                         BENEFICIALLY         CLASS         CAPITAL STOCK
                   BENEFICIAL OWNER                         OWNED          OUTSTANDING       OUTSTANDING
-------------------------------------------------------  ------------     -------------     -------------
5% STOCKHOLDERS
KA INVESTMENTS(12).....................................         1,000          15.9%               --
ProFutures Fund Management, Inc.(13)...................           750          11.9%               --
Deere Park Capital Management, Inc. (as Nominee)(14)...           500           7.9%               --

---------------

*    Less than 1%.
(1) The information reported is based on a Schedule 13G filed with the Securities and Exchange Commission on January 24, 1997. The address of this entity is 75 State Street, Boston, MA 02109.

(2) Includes 26,320 shares held by Medical Science II Co-Investment L.P. ("MSP II-Co") and 149,544 shares held by Medical Science Partners II, L.P. ("MSP II"). Medical Science Partners, L.P. ("MSP") is an affiliate of MSP II-Co and MSP II and may be deemed to be the beneficial owner of shares held by such entities. The address of MSP is 20 Williams Street, Suite 250, Wellesley, MA 02181.

(3) Represents shares which Dr. Clarke may acquire upon the exercise of options within 60 days after January 15, 1998.

(4) Includes 166,216 shares of Common Stock which Dr. Gordon has the right to acquire within 60 days after January 15, 1998 upon exercise of outstanding stock options.

(5) Includes 424,993 shares held by MSP, 26,320 shares held by MSP II-Co and 149,544 shares held by MSP II. Dr. Lamotte is the Managing General Partner of Medical Science Ventures, the General Partner of MSP and is the Managing General Partner of Medical Science Ventures II, the General Partner of MSP II and MSP II-Co, and may be deemed to be the beneficial owner of the shares held by Partner of MSP II and MSP II-Co, and may be deemed to be the beneficial owner of the shares held by MSP, MSP II and MSP II-Co although Dr. Lamotte disclaims beneficial ownership of such shares. The address of Dr. Lamotte is c/o MSP, 20 Williams Street, Suite 250, Wellesley, MA 02181.

(6) Represents shares which Mr. MacMaster may acquire upon the exercise of options within 60 days after January 15, 1998.

(7) Includes 6,666 shares which Dr. Misher may acquire upon the exercise of options within 60 days after January 15, 1998.

(8) Includes 64,399 shares which Mr. Ehrlich may acquire upon the exercise of options within 60 days after January 15, 1998.

(9) Includes 148,557 shares which Dr. Monath may acquire upon the exercise of options within 60 days after January 15, 1998.

(10) Includes 411,204 shares which all directors and executive officers as a group may acquire upon the exercise of options within 60 days after January 15, 1998.

(11) No shares of Convertible Preferred Stock are held by directors or executive officers of the Company.

(12) The address of this entity is c/o Bank of Butterfield, Butterfield House, Fort Street, Georgetown, Grand Cayman Islands.

(13) The address of this entity is c/o John Gray, Esq., 1310 Highway 620 South, Suite 200, Austin, TX 78734.

(14) The address of this entity is 650 Dundee Road, Suite 460, Northbrook, IL 60062.

              PROPOSAL 1 -- APPROVAL OF THE 1997 PRIVATE PLACEMENT

GENERAL

     On December 23, 1997, the Company completed a private placement (the "1997 Private Placement") of 6,300 shares of Convertible Preferred Stock pursuant to which it received gross proceeds of $6.3 million. The securities issuances related to the 1997 Private Placement (including shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock) are referred to herein as the "1997 Private Placement Issuances." All of the securities sold in the 1997 Private Placement were sold in a private placement solely to accredited investors under the Securities Act of 1933, as amended (the "Securities Act").

     Under the several Preferred Stock Investment Agreements, each dated as of December 23, 1997 (collectively, the "Investment Agreements"), a form of which is attached to this proxy statement as Exhibit 1, if Proposal 1 is not approved by the Company's stockholders, the Company must redeem, at a redemption price equal to 110% of the liquidation preference of the Convertible Preferred Stock, the smallest number of shares of Convertible Preferred Stock which is sufficient in the Company's reasonable judgment such that following such redemption conversion of the remaining shares of Convertible Preferred Stock would not constitute a breach of the Company's obligations under applicable rules of The Nasdaq Stock Market, Inc. ("Nasdaq"). Those rules require the Company to seek stockholder approval for any issuance of capital stock equal to 20% or more of the voting power of outstanding capital stock of the Company before the issuance for less than the greater of the book or market value of the stock sold. IF ANY SUCH REDEMPTION CAUSES THE COMPANY TO FAIL TO MEET THE LISTING REQUIREMENTS OF THE NASDAQ NATIONAL MARKET, INCLUDING THE REQUIREMENT THAT THE COMPANY HAVE TANGIBLE NET ASSETS IN EXCESS OF $4 MILLION, THE COMPANY WOULD BE SUBJECT TO DELISTING. If delisted from the Nasdaq National Market, the Company would attempt to become listed on another stock exchange where it is able to meet the listing requirements or to arrange for the Common Stock to be traded on the Nasdaq electronic bulletin board.

     The exact number of shares of Common Stock issuable as a result of the 1997 Private Placement Issuances cannot currently be determined because the Convertible Preferred Stock is subject to adjustment mechanisms which cause the number of shares of Common Stock issuable upon conversion thereof to be dependent on future events, principally consisting of the future trading prices of the Common Stock and the conversion decisions of holders of shares of Convertible Preferred Stock. The number of shares of Common Stock issuable as a result of the 1997 Private Placement Issuances generally will vary inversely with the market price of the Common Stock. Depending on the market price of the Common Stock and the timing of conversion of Convertible Preferred Stock, the conversion of Convertible Preferred Stock could result in the issuance of more than 20% of the voting power of Common Stock outstanding before the issuance.

SUMMARY OF TRANSACTION TERMS

     Set forth below is a summary of the material terms of the 1997 Private Placement, which summary is qualified by reference to the full text of the Investment Agreements, a form of which is attached as Exhibit 1 to this proxy statement.

     Pursuant to the terms of the Investment Agreements, the Company issued and sold in a private placement to certain accredited investors for $1,000 per share an aggregate of 6,300 shares of Convertible Preferred Stock, resulting in gross proceeds to the Company of $6.3 million in the aggregate.

     Each share of Convertible Preferred Stock is entitled to receive cumulative dividends at the rate of $60.00 per share per annum, payable in shares of Convertible Preferred Stock valued at $1,000 per share, when and as declared by the Company's Board of Directors. Such dividends accrue from day to day whether or not earned or declared. Each share of Convertible Preferred Stock is also entitled to a liquidation preference of $1,000 per share, plus any accrued but unpaid dividends and any amounts owing as a result of a failure by the Company to file an effective registration statement within the prescribed period (see discussion below), in preference to any other class or series of capital stock of the Company. Except to determine whether such stock is entitled to its liquidation preference under certain circumstances, and as provided by applicable law, holders of shares of Convertible Preferred Stock have no voting rights.

     Commencing on March 23, 1998, at least 20% and up to 50% (depending upon the price at which the Common Stock is trading) of the number of shares of Convertible Preferred Stock held of record by each holder on such day will become convertible into shares of Common Stock, and thereafter on the same day in successive months additional shares of Convertible Preferred Stock will become convertible (with the additional amount varying from 20% to 50% of the number of shares of Convertible Preferred Stock held of record by such holder on such day depending upon the price at which the Common Stock is trading). On December 23, 2002, all outstanding shares of Convertible Preferred Stock will automatically be converted into Common Stock.

     The number of shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock will equal the liquidation preference of the shares being converted divided by the then-effective conversion price applicable to the Convertible Preferred Stock (the "Conversion Price"). The Conversion Price as of any date after March 23, 1998 will be the lowest trading price of the Common Stock during the 22 consecutive trading days immediately preceding the date of conversion reduced by the Applicable Percentage described below. The "Applicable Percentage", which is dependent upon the time elapsed after the date of issuance to the date of measurement, will be 5.000% starting on the first day of the fourth month and will increase in the subsequent 14 months to 6.125%, 7.250%, 8.375%, 9.500%, 10.625%, 11.750%, 12.875%, 14.000%, 15.125%, 16.250%, 17.375%,
18.500%, 19.750% and 21.000%, respectively. At any date after the first day of the eighteenth month after the date of issuance, the Conversion Price will be the lesser of (i) 79% of the average of the daily low trading prices of the Common Stock for the eighteenth month, (ii) 79% of the average of the daily low trading prices of the Common Stock for the twenty-fourth month, and (iii) 79% of the average of the daily low trade prices of the Common Stock for the thirtieth month (the "Conversion Cap"). The Conversion Price is at all times also subject to customary antidilution adjustment for events such as stock splits, stock dividends, reorganizations and certain mergers affecting the Common Stock. No holder of Convertible Preferred Stock will be entitled to convert any share of Convertible Preferred Stock into shares of Common Stock if, following such conversion, the holder and its affiliates (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) will be the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of 10% or more of the outstanding shares of Common Stock.

     In addition, following conversion of the Convertible Preferred Stock into shares of Common Stock, the holders of such shares of Common Stock have agreed to be limited on resales of such shares on any trading day to the greater of (i) 10% of the average daily trading volume of the Common Stock for the five trading days preceding any such sale, (ii) 4,000 shares, and (iii) 10% of the trading volume of the Common Stock on the date of any such sale. Further, upon proper notice the Company has the right, if the Conversion Price falls below a price designated by the Company, and subject to certain other conditions, to honor any conversion request by a cash payment in lieu of the issuance of Common Stock in an amount equal to the proceeds which would otherwise have been received by the holder if conversion were in fact made into shares of Common Stock and such shares were sold at the high trade price on the date of conversion (the "Green Floor").

     The Company is not obligated to issue, in the aggregate, more than 2,016,163 shares of Common Stock if issuance of a larger number of shares would constitute a breach of the rules (the "NASD Rules") of the National Association of Securities Dealers, Inc., including the stockholder approval rules of Nasdaq described above. If stockholder approval is not received prior to March 15, 1998, the Company will be obligated to redeem on or before March 30, 1998, at a premium price, a sufficient number of shares of Convertible

Preferred Stock which, in the Company's reasonable judgment, will permit conversion of the remaining shares of Convertible Preferred Stock in compliance with the NASD Rules. Any delay in payment will cause such redemption amount to accrue interest at the rate of 0.05% per day until paid. Subject to this requirement to effect a special redemption of the Convertible Preferred Stock, the Company has informed Nasdaq that it will exercise the Green Floor with respect to any issuance of Common Stock upon conversion of any shares of Convertible Preferred Stock which would otherwise constitute a breach of the NASD Rules.

     The Company has agreed to register the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock for resale under the Securities Act no later than March 23, 1998. Any delay in having the related registration statement declared effective by the Commission beyond the applicable period, or any unavailability to the holders of Convertible Preferred Stock of a current prospectus after such period, will require the Company to pay to the holders, in cash, 3% of the total purchase price of the Convertible Preferred Stock, or $189,000 in the aggregate, for each 30-day period of the delay (pro rated for any shorter period).

EFFECT ON OUTSTANDING COMMON STOCK

     The issuance of shares of Common Stock upon the conversion of outstanding shares of Convertible Preferred Stock will have no effect on the rights or privileges of existing holders of Common Stock except that the economic interests and voting rights of each stockholder will be diluted as a result of such issuance. Further, prior to conversion, holders of Convertible Preferred Stock will be entitled to receive dividends and distributions upon a liquidation of the Company in preference to claims of holders of the Common Stock.

BOARD RECOMMENDATION

     The Board of Directors believes that approval of the 1997 Private Placement and the 1997 Private Placement Issuances is in the best interests of the Company and its stockholders and therefore recommends that stockholders vote FOR this proposal.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Special Meeting. However, if any other matters are properly presented to the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

                                            By Order of the Board of Directors,

                                            /s/ Lance K. Gordon

                                            LANCE K. GORDON, PH.D.,


                                            President and Chief Executive
                                            Officer



February 7, 1998


     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                       EXHIBIT 1

                      PREFERRED STOCK INVESTMENT AGREEMENT

     AGREEMENT dated as of December 23, 1997, between OraVax, Inc. (the "Company") and the investor whose name is set forth at the foot of this Agreement (the "Investor").

     The parties hereto agree as follows:

                                   ARTICLE I

                      PURCHASE AND SALE OF PREFERRED STOCK

     Section 1.1 Purchase and Sale of Preferred Stock. Upon the following terms and conditions, the Company shall issue and sell to the Investor shares of the Company's 6% Convertible Preferred Stock (the "Shares") having the rights, designations and preferences set forth in Schedule I hereto, and the Investor shall purchase from the Company the number of Shares designated on the signature page hereof.

     Section 1.2 Purchase Price. The purchase price for the Shares (the "Purchase Price") shall be $1,000 per share.

     Section 1.3 The Closing.

     (a) The closing of the purchase and sale of the Shares (the "Closing"), shall take place at the offices of the Company, at 10:00 a.m., local time on the later of the following: (i) the date on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith, or (ii) such other time and place and/or on such other date as the Investor and the Company may agree. The date on which the Closing occurs is referred to herein as the "Closing Date."

     (b) On the Closing Date, the Company shall issue and countersign, or cause to be issued and countersigned by its transfer agent, for delivery upon the order of the Investor certificates representing the number of Shares being purchased by the Investor, registered in the name of the Investor, or deposit such Shares into accounts designated by the Investor, and the Investor shall deliver to the Company the Purchase Price for such Shares by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Company. The Investor shall also deliver a Purchaser Questionnaire in the form furnished by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

     Section 1.4  Covenant to Register.

     (a) For purposes of this Section, the following definitions shall apply:

          (i) The terms "register," "registered," and "registration" refer to a registration under the Securities Act of 1933, as amended (the "Act"), effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or amendment thereto.

          (ii) The term "Registrable Securities" means (A) the shares of common stock issued or issuable upon conversion of the Shares, or (B) any securities of the Company or securities of any successor corporation issued pursuant to the provisions of Schedule I hereto or issuable upon the conversion or exercise of any warrant, right or other security that is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares, which in either case (i) have not been resold pursuant to an effective registration statement or pursuant to Rule 144 under the Act or (ii) may not be resold pursuant to Rule 144(k) under the Act. For purposes of this Agreement, securities will be considered ineligible for resale pursuant to Rule 144(k) under the Act unless the Company's transfer agent has accepted an instruction from the Company specifying that such securities are eligible for sale pursuant to Rule 144(k).

          (iii) Subject to the provisions of subsection 1.4(h) below, the term "holder of Registrable Securities" includes any person who holds Shares which are convertible into Registrable Securities.

     (b) (i) The Company shall, as expeditiously as possible following the Closing, file a registration statement on Form S-3, or if Form S-3 is not then available, another appropriate form, covering the resale of all the Registrable Securities under Rule 415 and, to the extent applicable, Rule 416. The number of shares of Common Stock initially included in such registration statement shall be not less than 200% of the number which would be issuable upon conversion of the Shares including Shares subject to the Placement Agents' warrants if all thereof were to be converted at a conversion price equal to the average closing price of the Common Stock during the five trading days prior to the effective date of the Registration Statement. The Company shall use its best efforts to cause such registration statement to become effective by the 90th calendar day after the Closing Date (the "Initial Registration"). In the event such registration is not so declared effective or if at any time thereafter it does not include at least 120% of the number of Registrable Securities which would then be issuable upon conversion of the Shares (or any successor security) at the conversion price then in effect, any holder of Registrable Securities shall have the right to require by notice in writing that the Company register all or any part of the Registrable Securities held by such holder (a "Demand Registration") and the Company shall thereupon effect such registration in accordance herewith (which may include adding such shares to an existing shelf registration). The parties agree that if the holder of Registrable Securities demands registration of less than all of the Registrable Securities, the Company, at its option, may nevertheless file a registration statement covering all of the Registrable Securities. If such registration statement is declared effective with respect to all Registrable Securities, then so long as the Company is in compliance with its obligations under Subsection (d)(i) through
(v) hereof, the demand registration rights granted pursuant to this Subsection
(b)(i) shall not be applicable. The Company shall provide holders of Registrable Securities reasonable opportunity to review any such registration statement or amendment or supplement thereto prior to the filing thereof. If the Registrable Securities are registered initially on a form other than Form S-3, the Company shall register the Registrable Securities on Form S-3 as soon as use of such form is permissible.

          (ii) The Company shall not be obligated to effect Demand Registration under Subsection (b)(i) if all of the Registrable Securities held by the holder of Registrable Securities which are demanded to be covered by the Demand Registration are, at the time of such demand, included in an effective registration statement and the Company is in compliance with its obligations under Subsection (d)(i) through (v) hereof.

          (iii) The Company may suspend the effectiveness of any such registration effected pursuant to this Subsection (b) in the event, and for such period of time as, such a suspension is required by the rules and regulations of the Securities and Exchange Commission ("SEC"), and may suspend use of the prospectus included in the Registration Statement if such prospectus ceases to meet the requirements of Section 10 of the Act. The Company will immediately advise the holders of the registered securities of any such suspension, and will use its best efforts to cause such suspension to terminate at the earliest possible date. The Investor agrees that following receipt of any such notice, and until such suspension is terminated, the Investor will not make use of the suspended prospectus and will make no sales requiring delivery of such prospectus.

          (iv) If the registration statement covering all Registrable Securities is not effective by the 90th calendar day after the Closing Date, the Company shall pay the Investor in cash an amount equal to 3% of the total Purchase Price of the Shares purchased by the Investor for each 30 day period thereafter until such registration statement is effective (pro-rata as to a period of less than 30 days). An amount equal to 0.1% of the total Purchase Price of Shares and any Registrable Securities then held by Investor shall also be paid to the Investor in cash with respect to each day in excess of 30 days in any calendar year that the effectiveness of the Registration Statement or use of the prospectus is suspended as set forth in Section 1.4 (b)(iii) or the prospectus is otherwise unavailable for use by sellers of Registrable Securities. Any payment hereunder shall be made not later than ten business days after the end of the period with respect to which such payment is due. The "Purchase Price" of Registrable Securities shall be, in the case of Registrable Securities derived from conversion or substitution of Shares, the Purchase Price of such Shares. This subsection is in addition to the provisions of Section 7.2(a) hereof.

     (c) If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Investor) any of its stock or other securities under the Act in connection with a public offering of such securities (other than a registration on Form S-4, Form S-8 or other limited purpose form) and all Registrable Securities have not theretofore been included in a registration statement under Subsection (b) which remains effective, the Company shall, at such time, promptly give all holders of Registrable Securities written notice of such registration. Upon the written request of any holder of Registrable Securities given within twenty (20) days after receipt of such notice by the holder of Registrable Securities, the Company shall use its best efforts to cause to be registered under the Act all Registrable Securities that such holder of Registrable Securities requests to be registered. However, the Company shall have no obligation under this Subsection
(c) to the extent that, with respect to registration of a public offering for the account of the Company, the managing underwriter of such public offering reasonably notifies such holder(s) in writing of its determination that the Registrable Securities or a portion thereof should be excluded therefrom. The rights of the Investor and the obligations of the Company under this subsection are subject to any prior registration rights of other shareholders of the Company which are disclosed in Exhibit A hereto.

     (d) Whenever required under this Section to effect the registration of any Registrable Securities, including, without limitation, the Initial Registration, the Company shall, as expeditiously as reasonably possible:

          (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration to become effective as provided in Section 1.4(b)(i), and keep such registration statement effective for so long as any holder of Registrable Securities desires to dispose of the securities covered by such registration statement, or, if earlier, until such Registrable Securities may be sold under Rule 144(k) (provided that the Company's transfer agent has accepted an instruction from the Company to such effect).

          (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement and notify the holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

          (iii) Furnish to each holder of Registrable Securities such numbers of copies of a current prospectus conforming with the requirements of the Act, copies of the registration statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such holder of Registrable Securities may reasonably require in order to facilitate the disposition of Registrable Securities owned by such holder of Registrable Securities.

          (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by a holder of Registrable Securities and keep such registration or qualification effective as long as required to permit sale of Registrable Securities thereunder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (v) Notify each holder of Registrable Securities immediately of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus.

          (vi) Furnish to each holder of Registrable Securities included therein
     (1) an opinion of counsel to the Company covering compliance of the registration statement, as to form, with the requirements of the Act and the rules thereunder, and covering the matters covered in the opinion filed as an exhibit to the registration statement, and (2) a "cold comfort" letter or letters of the Company's independent public accountants in the form and of the substance customarily supplied to underwriters in connection with a public offering.

          (vii) Use its best efforts to list the Registrable Securities covered by such registration statement with any national market or securities exchange on which the Common Stock is then listed.

          (viii) Make available for inspection by the holder of Registrable Securities, upon request, all SEC Documents (as defined below) filed subsequent to the Closing and require the Company's representatives to supply all information reasonably requested by any holder of Registrable Securities in connection with such registration statement.

     (e) Each holder of Registrable Securities will furnish to the Company in connection with any registration under this Section such information regarding itself, the Registrable Securities and other securities of the Company held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities held by such holder of Registrable Securities. The Investor shall provide such data prior to the closing. The intended method of disposition (Plan of Distribution) of such securities as so provided by Investor shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of the Investor.

     (f) (i) The Company shall indemnify, defend and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Subsections (b) or (c) (each, a "Selling Shareholder") and each of its officers, directors, employees, agents, partners or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses ("Liabilities") to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or omission so made in strict conformity with information furnished by such indemnified party in writing specifically for use in the registration statement; provided further, that the Company shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) a Selling Shareholder under an obligation to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities to the person asserting such Liability who purchased such Registrable Securities which are the subject thereof from such Selling Shareholder failed to do so and (ii) the prospectus would have corrected such untrue statement or omission; and provided further, that the Company shall not be liable in any such case to the extent that any Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus and if, having previously been furnished by or on behalf of the Company with copies of the prospectuses so amended or supplemented and having been obligated to deliver such prospectuses, the Selling Shareholder thereafter failed to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities to the person asserting such Liability who purchased such Registrable Securities which are the subject thereof from such Selling Shareholder.

          (ii) In the event of any registration under the Act of Registrable Securities pursuant to Subsections (b) or (c), each holder of such Registrable Securities hereby severally agrees to indemnify, defend and hold harmless the Company, and its officers, directors, employees, agents, partners, or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all Liabilities to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that such holders will be liable in any such case to the extent, and only to the extent, that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus or amendment or supplement thereto in reliance upon and in strict conformity with written information furnished in an instrument duly executed by such holder specifically for use in the registration statement.

          (iii) Promptly after receipt by any indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against another party (the "indemnifying party") hereunder, notify such party in writing thereof, but the omission so to notify shall not relieve the indemnifying party from any Liability which it may have to the indemnified party other than under this section and shall only relieve it from any Liability which it may have to the indemnified party under this section if and to the extent it is actually prejudiced by such omission. In case any such action shall be brought against any indemnified party and such indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to the indemnified party under this section for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that if the defendants in any such action include both the indemnifying party and such indemnified party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with (subject to the following sentence) the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. If the Company is the indemnifying party it shall pay the reasonable expenses and fees of only one separate counsel whose selection is approved by the largest group of similarly situated indemnified parties as measured by the aggregate par value of such Registrable Securities owned by such group. Any indemnified party who chooses not to be represented by the foregoing separate counsel shall be entitled, at its own expense, to be represented by counsel of its own selection.

     (g) (i) With respect to the inclusion of Registrable Securities in a registration statement pursuant to Subsections (b) or (c), all fees, costs and expenses of and incidental to such registration, inclusion and public offering shall be borne by the Company; provided, however, that any Selling Shareholders participating in such registration shall bear their own share of the underwriting discounts and commissions, and transfer taxes if any, incurred by them in connection with such registration.

          (ii) The fees, costs and expenses of registration to be borne by the Company as provided in this Subsection (g) shall include, without limitation, all registration, filing and NASDAQ National Market fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction or jurisdictions in which securities to be offered are to be registered and qualified. Subject to appropriate agreements as to confidentiality, and upon reasonable advance notice from the holder or its counsel, the Company shall make available to counsel for the holders of Registrable Securities its documents and personnel for due diligence purposes. Fees and disbursements of counsel and accountants for the Selling Shareholders shall be borne by the respective Selling Shareholders. Nothing herein shall require the Company to postpone filing the registration statement or delay its effectiveness.

     (h) The rights to cause the Company to register all or any portion of Registrable Securities pursuant to this Section may be assigned by Investor to a transferee or assignee of all or a portion equal to 20% or more, in the aggregate, of its Shares or the Registrable Securities derived from such Shares. Any transferee asserting registration rights hereunder shall agree to be bound by the applicable provisions of this Agreement.

     (i) From and after the date of this Agreement, the Company shall not agree to allow the holders of any securities of the Company to include any of their securities in any registration statement filed by the Company pursuant to Subsection (b) unless such inclusion will not reduce the amount of the Registrable Securities included therein.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor:

     (a) Organization and Qualification. The Company is a corporation duly incorporated and existing in good standing under the laws of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any material subsidiaries except as listed in Exhibit A hereto or in the SEC Documents (as hereinafter defined). The Company and each such subsidiary, if any, is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries taken as a whole.

     (b) Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company's executive officers and directors have studied and fully understand the nature of the securities being sold hereunder, and recognize that they have a potential dilutive effect.

     (c) Capitalization. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 2,000,000 shares of preferred stock; as of October 31, 1997 there were 10,080,820 shares of Common Stock and no shares of preferred stock issued and outstanding; and, upon issuance of the Shares in accordance with the terms hereof and pursuant to similar agreements of like tenor, there will be approximately 7,000 shares of 6% Convertible Preferred Stock issued and outstanding. All of the outstanding shares of the Company's Common Stock have been validly issued and are fully paid and nonassessable. Except as set forth in Exhibit A hereto or as described in the SEC Documents, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, convertible securities, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Company. The Company has furnished or made available to the Investor true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Charter"), and the Company's By-Laws, as in effect on the date hereof (the "By-Laws").

     (d) Issuance of Shares. The issuance of the Shares has been duly authorized and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued, fully paid and non-assessable and entitled to the rights and preferences set forth in Schedule I hereto. The Common Stock issuable upon conversion of the Shares will be duly authorized and reserved for issuance and, upon conversion in accordance with the Certificate of Designation to be filed by the Company to establish the rights and preferences of the Shares, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or adverse claims, and the holders shall be entitled to all rights and preferences accorded to a holder of Common Stock.

     (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company's Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to Federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Investor and not to the Company. The business of the Company is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing (other than the filing of a Certificate setting forth the terms of the Shares with the Delaware Secretary of State) or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof (other than any SEC, NASD or state securities filings which may be required to be made by the Company and any registration statement which may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein. The Investors in the Shares and the stock issuable upon conversion thereof, and the Placement Agent as holder of warrants to purchase Shares, are not and will not become upon conversion or exercise "Acquiring Persons" or otherwise be subject immediately after the Closing or upon such conversion, as the case may be, to disabilities or adverse treatment under any Shareholder Rights Plan of the Company, provided that Section 3.5 hereof is complied with.

     (f) SEC Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company has delivered or made available to the Investor true and complete copies of the quarterly and annual (including, without limitation, proxy information and solicitation materials) SEC Documents filed with the SEC since December 31, 1995. The Company has not provided to the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder except as set forth on Exhibit A and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the cases of unaudited statements, to normal year-end audit adjustments).

     (g) No Material Adverse Change. Since the date through which the most recent quarterly report of the Company on Form 10-Q has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, no event which would have a Material Adverse Effect has occurred or exists with respect to the Company or its subsidiaries except as otherwise disclosed or reflected in other SEC Documents prepared through or as of a date subsequent thereto.

     (h) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

     (i) No General Solicitation. Neither the Company, nor any of its affiliates, nor, to its knowledge, any person acting on its or their behalf (including Cappello Capital Corp. (the "Placement Agent")), has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Shares.

     (j) No Integrated Offering. Neither the Company, nor any of its affiliates, nor, to its knowledge, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Shares under the Act.

     (k) Approval Commitments. The Company has received binding assurance from Lance K. Gordon, Andre L. Lamotte and Medical Science Partners, L.P., in the form annexed as Exhibit B, to the effect that such persons will vote all their shares in favor of such approval of the transactions contemplated hereby as may be necessary to comply with any rule or regulation of the NASD or any other regulatory agency.

     (l) Stand-Off Commitments. The Placement Agent has received binding assurances from the person named in subsection (k) above and from the Company's other officers and directors that none of them as individuals will sell more than 30,000 shares of Common Stock of the Company nor will Medical Science Partners, L.P. and its affiliates sell more than 60,000 shares of Common Stock of the Company, at a net price lower than $5.50 per share during the 12 month period following the Closing Date without the prior written consent of the Placement Agent. However, none of the persons or entities named in this subsection (1) will sell any shares of Common Stock of the Company at any time when the registration statement described in Section 1.4 is not effective and useable.

     Section 2.2 Representations and Warranties of the Investor. The Investor hereby makes the following representations and warranties to the Company:

     (a) Authorization Enforcement. (i) Such Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold hereunder, (ii) the execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     (b) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not and will not (i) result in a violation of the Investor's charter documents or By-Laws or (ii) conflict with any agreement, indenture or instrument to which Investor is a party, or (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Investor. The business of the Investor is not being conducted in violation of any law or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement. The data to be provided by the Investor in connection with registering the Registrable Securities under the Act will be true and correct in all material respects.

     (c) Investment Representation. The Investor is purchasing the Shares for its own account for investment and not with a view to distribution otherwise than in compliance with the Act. Investor has no present intention to sell the Shares and Investor has no present arrangement (whether or not legally binding) to sell the Shares to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with Federal and state securities laws applicable to such disposition.

     (d) Accredited Investor. The Investor is an accredited investor as defined in Rule 501 promulgated under the Act. The Investor has such knowledge and experience in financial and business matters in general, and investments in particular, so that the Investor is able to evaluate the merits and risks of an investment in the Shares and to protect its own interests in connection with such investment. In addition (but without limiting the effect of the Company's representations and warranties contained herein), the Investor has received such information as it considers necessary or appropriate for deciding whether to purchase the Shares pursuant hereto. The Investor acknowledges that no representation or warranty is made by the Placement Agents or any persons representing the Placement Agents with respect to the Company or sale of the Shares.

     (e) Rule 144. The Investor understands that there is no public trading market for the Shares, that none is expected to develop, and that the Shares must be held indefinitely unless such Shares or securities into which the Shares are converted are registered under the Act or an exemption from registration is available. The Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act.

                                  ARTICLE III

                                   COVENANTS

     Section 3.1  Securities Compliance.

     (a) The Company shall notify the SEC and NASD, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares and Common Stock issuable upon conversion thereof to the Investor or subsequent holder.

     (b) The Investor understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Shares.

     Section 3.2 Registration and Listing. Until one (1) year after all Shares have been converted into Common Stock, the Company will cause its Common Stock (or other securities into which the Shares are convertible) to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under said Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement and will not take any action or file any document (whether or not permitted by the Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts, except as permitted herein. Until one (1) year after all Shares have been converted into Common Stock the Company will use commercially reasonable efforts to continue the listing or trading of its Common Stock (or other securities into which the Shares are convertible) on NASDAQ and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of NASDAQ.

     Section 3.3 Stockholder Approval. The Company will use its best efforts to notice and hold a stockholders meeting as promptly as practicable and in any event not later than March 15, 1998 to obtain any stockholder approvals required by the Company (including those required by all applicable agreements between the Company and the NASD) to allow for issuance of Common Stock upon conversion of the Shares.

     Section 3.4 Sale Restrictions. Following conversion of the Shares into Common Stock of the Company, Investor will not on any trading day offer or sell publicly on NASDAQ or on the principal exchange on which the Common Stock is traded, or on any other securities market or securities exchange, on a net basis, more than the following number of such shares of Common Stock: the greater of (i) 10% of the average daily trading volume of the Common Stock for the five trading days immediately preceding such sale as reported by NASDAQ or by such principal exchange, (ii) 4,000 shares, or (iii) 10% of the trading volume of the Common Stock on the day of such sale, as reported by NASDAQ or by such principal exchange.

     Section 3.5 Conversion Rights. Investor shall not be entitled to convert any Share into Common Stock of the Company if following conversion of such Share the Investor and its affiliates (within the meaning of the Exchange Act) shall be the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of 10% or more of the Common Stock of the Company, or if a lesser percentage is set forth after the name of the Investor on the signature page hereof, such lesser percentage. The provisions of this Section cannot be amended.

     Section 3.6 Hedging Restrictions. Investor agrees not to engage in any short sales, swaps, purchasing of puts, or other hedging activities that involve the direct or indirect use of the Common Stock to hedge its investment in the Shares. The Investor may write call options at an exercise price not less than the lower of the Conversion Price on the date the call is written, or the market price on that date. This Section shall not apply to transactions not solicited or directed by Investor and in which Investor has no beneficial interest made on behalf of third-party clients who are not holders of Shares. This Section shall not apply to short sales made within 3 days of Conversion of Shares in amounts not greater than the number of shares issued upon conversion.

                                   ARTICLE IV

                                   CONDITIONS

     Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and/or sell the Shares to the Investor is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

     (a) Accuracy of the Investor's Representations and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects.

     (b) Performance by the Investor. The Investor shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Investor at or prior to the Closing.

     (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (d) Minimum Investment. The total investment by the Investor and other purchasers of shares of the Company's 6% Convertible Preferred Stock at the Closing shall be not less than $4,000,000.

     Section 4.2 Conditions Precedent to the Obligation of the Investor to Purchase the Shares. The obligation hereunder of the Investor to acquire and pay for the Shares is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion.

     (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

     (b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing.

     (c) Listing. The Company's Common Stock shall remain listed and continue to trade on NASDAQ. Prior to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the SEC or the NASD (other than a temporary suspension of not more than one day) and trading in securities generally as reported by NASDAQ shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported by NASDAQ.

     (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (e) Opinion of Counsel, Etc. At the Closing the Investor shall have received an opinion of counsel to the Company in the form attached hereto and such other certificates and documents as the Investor or its counsel shall reasonably require incident to the Closing.

                                   ARTICLE V

                                LEGEND ON STOCK

     Each certificate representing the Shares and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

     The Company agrees to reissue certificates representing the Shares or, if applicable, the securities issued upon conversion thereof without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Shares (or securities issued upon conversion thereof) pursuant to Rule 144 under the Act, (ii) the securities are sold to a purchaser or purchasers who (in the opinion of counsel to such purchasers, in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act, or (iii) such securities are included in an effective registration statement under the Act.

                                   ARTICLE VI

                                  TERMINATION

     Section 6.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Investor.

     Section 6.2 Other Termination. This Agreement may be terminated by action of the Board of Directors or other governing body of the Investor or the Company at any time if the Closing shall not have been consummated by the fifth business day following the date of this Agreement.

     Section 6.3 Automatic Termination. This Agreement shall automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the tenth business day following the date of this Agreement.

                                  ARTICLE VII

                                 MISCELLANEOUS

     Section 7.1  Fees and Expenses.  Except as otherwise set forth in Section
1.4 hereof, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company will compensate the Placement Agent and will indemnity it against certain liabilities. The Placement Agent's compensation includes a cash payment and the issuance of warrants to the Placement Agent. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto.

     Section 7.2  Specific Enforcement, Consent to Jurisdiction.

     (a) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

     (b) Each of the Company and the Investor (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

     Section 7.3 Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the

Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

     Section 7.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

           to the Company:  Mr. Keith S. Ehrlich, Chief Financial Officer
                            OraVax, Inc.
                            38 Sidney Street
                            Cambridge, MA 02139-4169
                                 Fax: (617) 494-1741

           with a copy to:  John M. Westcott, Jr., Esq.
                            Hale and Dorr LLP
                            60 State Street
                            Boston, MA 02109
                                 Fax: (617) 526-5000

           to the Investor: At the address set forth at the foot of this
                            Agreement, with copies to Investor's counsel as set forth at the foot of this Agreement or as specified in writing by Investor with a copy to:  Gerard K. Cappello
                            Cappello Capital Corp.
                            1299 Ocean Avenue, Suite 306
                            Santa Monica, California 90401
                                 Fax: (310) 393-4838

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other party hereto.

     Section 7.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section 7.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     Section 7.7 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party.

     Section 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 7.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of New York without regard to such state's principles of conflict of laws.

     Section 7.10 Survival. The representations and warranties of the Company and the Investor contained in Article II and the agreements and covenants set forth in Articles I, III, V and VII shall survive the Closing.

     Section 7.11 Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed signature page(s) to be physically delivered to the other party within five days of the execution hereof.

     Section 7.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                                          OraVax, Inc.

                                          By:

                                            ------------------------------------
                                             Name:  Keith S. Ehrlich
                                             Its:  Chief Financial Officer



Number of Shares                          THE INVESTOR


                                          By:
---------------------------                 ------------------------------------
                                             Name:
                                             Its:
                                             Investor's address:



Dollar Amount at
$1,000 per share





$____________________                    Percentage limitation, if
                                         desired ____________


                                         Name and address of Investor's
                                         counsel:

                                   SCHEDULE I

                      RESOLUTION ESTABLISHING PREFERENCES
                                       OF
                         6% CONVERTIBLE PREFERRED STOCK

     RESOLVED that there shall be a series of shares of the Preferred Stock of the Corporation designated "6% Convertible Preferred Stock"; that the number of authorized shares of such series shall be 9,000 and that the rights and preferences of such series (the "6% Preferred") and the limitations or restrictions thereon, shall be as follows:

     1.  DIVIDENDS.

     (a) The holders of the 6% Preferred shall be entitled to receive cumulative dividends at the rate of $60.00 per share per annum, payable in shares of 6% Preferred valued at $1,000 per share, when and as declared by the Board of Directors. Such dividends shall accrue on any given share from the day of original issuance of such share and shall accrue from day to day whether or not declared. Dividends not theretofore paid shall be paid upon conversion of any shares of the 6% Preferred and shares of 6% Preferred issued in payment of such dividends shall be simultaneously converted into Common Stock together with the shares on which such dividends have accrued.

     2.  LIQUIDATION PREFERENCE.

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the 6% Preferred shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of the Common Stock or any other class or series of shares except any class or series which is entitled to priority over the 6% Preferred, the amount of $1,000 per share plus any accrued but unpaid dividends plus any amounts accrued but unpaid under Section 1.4(b)(iv) of the Preferred Stock Investment Agreement under which shares of the 6% Preferred were originally issued (the "Liquidation Preference").

     (b) Subject to the last sentence of this Section, a consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall at the option of the holders of the 6% Preferred, be deemed a liquidation, dissolution or winding up within the meaning of this Section 2 if the shares of stock of the Corporation (along with all derivative securities) outstanding immediately prior to such transaction represent immediately after such transaction less than a majority of the voting power of the surviving corporation (or of the acquirer of the Corporation's assets in the case of a sale of assets). Such option may be exercised by the vote or written consent of holders of a majority of the 6% Preferred at any time within thirty calendar days after written notice of the essential terms of such transaction shall have been given to the holders of the 6% Preferred as provided in Section 5 hereof. Such notice shall be given by the Corporation immediately following determination of such essential terms. If such option is exercised, the holders of the 6% Preferred shall be entitled to receive, in cash, immediately upon the occurrence of such transaction, an amount per share equal to the Liquidation Preference. This Section shall not apply to a business combination in which substantially all the Common Stock of the Corporation is converted into or exchanged for voting common stock of the corporation surviving such business combination, if (i) such common stock of the surviving corporation is listed and traded on the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange, and (ii) the Board of Directors of the Corporation determines in good faith that the conversion rights and other rights and preferences of the 6% Preferred are preserved and not rendered of less value by the terms of such business combination.

     3.  MANDATORY CONVERSION.

     On the fifth anniversary of the date of issuance, all then outstanding shares of 6% Preferred including any accrued dividends thereon shall be automatically converted into Common Stock at the Conversion Price on such anniversary date and otherwise pursuant to the applicable provisions set forth in Section 4 hereof.

     4. CONVERSION. The holders of the 6% Preferred shall have optional conversion rights as follows:

     (a) Accrual of Conversion Rights. The Conversion Period shall commence 3 calendar months after the date of issuance, or (if earlier) the date that a Registration Statement covering resale of the underlying shares of Common Stock has been declared effective by the Securities and Exchange Commission, and shall continue thereafter for the life of the issue. Each holder of record of 6% Preferred shares on the date of commencement of the Conversion Period (an "Original Holder") shall be entitled to convert in any calendar month the following percentage of the 6% Preferred shares held by such holder on the date of commencement of the Conversion Period, on a cumulative basis following commencement of the Conversion Period. The percentage for each calendar month will be determined based on the highest of the daily low trading prices of the Common Stock during such month, as follows:


           HIGHEST OF DAILY LOW TRADING     PERCENTAGE CONVERTIBLE
               PRICES DURING MONTH            DURING SUCH MONTH
           ----------------------------     ----------------------
                $3.00 or less                      20.0%
                $3.01 to $3.50                     25.0%
                $3.51 to $4.00                     30.0%
                $4.01 to $4.50                     35.0%
                $4.51 to $5.00                     40.0%
                $5.01 to $5.50                     45.0%
                $5.51 or more                      50.0%

     The number of shares which may be converted in any calendar month shall include the number of shares which might have been but were not converted during earlier calendar months. In the case of transfers of shares by an Original Holder the Corporation shall make such notations on its stock ownership records and on the certificates for shares issued upon transfer so as to reflect the portion (if any) of the transferred shares which have become convertible pursuant to this provision, or the Corporation may at its election issue certificates representing the 6% Preferred shares in such form, or with such annotations, as to reflect the time or times at which the shares represented by such certificates will become convertible.

     (b) Removal of Limitations. The limitations set forth in Section 4(a) hereof, with respect to the percentage of 6% Preferred shares which may be converted during certain time periods, shall terminate and all the 6% Preferred shares shall thereafter be fully convertible if any of the following events or conditions shall occur or exist: (i) an event described in Section 2(b) (subject to the exclusion in the last sentence of such Section) shall occur, whether or not the holders of 6% Preferred deem such event to be a liquidation; (ii) proceedings for relief under any bankruptcy or similar law for the relief of debtors are instituted by or against the Corporation or any of its significant subsidiaries and, if instituted against the Corporation or such subsidiary, are consented to or not dismissed within 30 days; (iii) the independent auditors of the Corporation shall fail or be unwilling to express within 90 days after the end of the Corporation's fiscal year a customary opinion on the financial statements of the Corporation, or shall express such opinion subject to a "going concern" qualification; (iv) the Common Stock of the Corporation shall cease to be listed on either the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange; or (v) there shall be a material breach by the Corporation of any of its obligations hereunder or under the Preferred Stock Investment Agreements pursuant to which the 6% Preferred was originally issued, which breach has a material adverse effect on the holders of 6% Preferred.

     (c) Right to Convert. At and after the time it has become convertible, each share of 6% Preferred shall be convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the liquidation preference of the 6% Preferred share determined pursuant to Section 2(a) hereof on the date the notice of conversion is given, by (ii) the Conversion Price determined as hereinafter provided in effect on said date, provided however, that a share of 6% Preferred shall not be converted into Common Stock if following such conversion the holder thereof together with affiliates of such holder would be the beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 10% or more of the Common Stock of the Corporation.

     (d) Mechanics of Conversion. To convert shares of 6% Preferred into shares of Common Stock, the holder shall give written notice to the Corporation (which notice may be given by facsimile transmission) that such holder elects to convert the same and shall state therein the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Promptly thereafter the holder shall surrender the certificate or certificates representing the shares to be converted, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, or at such other place designated by the Corporation. The Corporation shall, immediately upon receipt of such notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the shares which have been converted, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, and a certificate representing the shares of 6% Preferred not so converted, if any. The Corporation shall effect such issuance immediately and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within three trading days after the receipt of such notice. Notice of conversion may be given by a holder at any time of day up to 5:00 pm Los Angeles time, and such conversion shall be deemed to have been made immediately prior to the close of business on the date such notice of conversion is given (the "Conversion Date"). The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at the close of business on the Conversion Date.

     (e) Determination of Conversion Price.

        (i) Subject to the provisions of subsection (e)(iii) and subsection (f) of this Section, on any Conversion Date, the Conversion Price shall be the lowest trading price of the Common Stock for the 22 consecutive trading days ending with the trading day prior to the Conversion Date, reduced by the Applicable Percentage (as defined below) in effect on the Conversion Date.

        (ii) The Applicable Percentage shall be as follows:

           5.00% starting on the first day of the Conversion Period.

           6.125% starting on the first day of the fifth (5th) calendar month after Closing.

           7.250% starting on the first day of the sixth (6th) calendar month after Closing.

           8.375% starting on the first day of the seventh (7th) calendar month after Closing.

           9.500% starting on the first day of the eighth (8th) calendar month after Closing.

           10.625% starting on the first day of the ninth (9th) calendar month after Closing.

           11.750% starting on the first day of the tenth (10th) calendar month after Closing.

           12.875% starting on the first day of the eleventh (11th) calendar month after Closing.

           14.000% starting on the first day of the twelfth (12th) calendar month after Closing.

           15.125% starting on the first day of the thirteenth (13th) calendar month after Closing.

           16.250% starting on the first day of the fourteenth (14th) calendar month after Closing.

           17.375% starting on the first day of the fifteenth (15th) calendar month after Closing.

           18.500% starting on the first day of the sixteenth (16th) calendar month after Closing.

           19.750% starting on the first day of the seventeenth (17th) calendar month after Closing.

           21.000% starting on the first day of the eighteenth (18th) calendar month after Closing.

        (iii) The Maximum Conversion Price ("Conversion Cap") shall be the lesser of (i) 79% of the average of the daily low trade prices of the Common Stock for the eighteenth calendar month after the Closing, (ii) 79% of the average of the daily low trade prices of the Common Stock for the twenty-fourth calendar month after the Closing, or (iii) 79% of the average of the daily low trade prices of the Common Stock for the thirtieth calendar month after the Closing. The provisions of clauses (i), (ii) and (iii) of the foregoing sentence shall become effective at the end of the eighteenth, twenty-fourth and thirtieth calendar months following the Closing, respectively.

        (iv) The terms "low trading price" and "last sale price" of the Common Stock on any day shall mean, respectively, (A) the lowest reported sale price and the last reported sale price of the Common Stock on the principal stock exchange on which the Common Stock is listed, or (B) if the Common Stock is not listed on a stock exchange, the lowest reported sale price and the last reported sale price of the Common Stock on the principal automated securities price quotation system on which sale prices of the Common Stock are reported, or (C) if the Common Stock is not listed on a stock exchange and sale prices of the Common Stock are not reported on an automated quotation system, the lowest bid price and the last bid price for the Common Stock as reported by National Quotation Bureau Incorporated. If none of the foregoing provisions are applicable, the "low trading price" and "last sale price" of the Common Stock on a day will be the fair market value of the Common Stock on that day as determined by a member firm of the New York Stock Exchange, Inc., selected by the Board of Directors of the Corporation. The term "trading day" means (x) if the Common Stock is listed on at least one stock exchange, a day on which there is trading on the principal stock exchange on which the Common Stock is listed,
(y) if the Common Stock is not listed on a stock exchange but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated. The "closing price" of the Common Stock on any day means the "last sale price" as defined above. The term "lowest trading price" of the Common Stock for a period of several trading days means the lowest of the low trading prices for each of such trading days.

        (v) In the event that during any period of consecutive trading days provided for herein, the Corporation shall declare or pay any dividend on the Common Stock payable in Common Stock or in rights to acquire Common Stock, or shall effect a stock split or reverse stock split, or a combination, consolidation or reclassification of the Common Stock, then the Conversion Price shall be proportionately decreased or increased, as appropriate, to give effect to such event, and like adjustment shall be made in any price per share specified in dollars in Section 4(a) or elsewhere herein.

     (f) Green Floor. If at any time the Conversion Price falls below a price designated by the Corporation upon 30 days' prior notice given to the holders of the 6% Preferred (the "Green Floor Price") the Corporation may at its option give written notice ("Cash Conversion Notice") to the holders of the 6% Preferred at least five trading days prior to the effective date specified in such Notice (the "Effective Date") that the Corporation will honor any conversion request otherwise properly made during the period that the Cash Conversion Notice remains effective, at a Conversion Price lower than the Green Floor Price then in effect, by a cash payment in lieu of the issuance of Common Stock in an amount equal to the proceeds which would otherwise have been received by the holder if conversion were in fact made into Common Stock and such Common Stock were sold at the high trading price on the Conversion Date (the "Cash Conversion Amount"). A Cash Conversion Notice shall constitute a representation and warranty by the Corporation that it has funds available in cash or cash equivalents to pay the Cash Conversion Amount (computed on the basis of the Green Floor Price then in effect) upon conversion of all the 6% Preferred shares eligible for conversion at that time, and that such funds will be set aside and maintained for the exclusive purpose of satisfying the Corporation's Cash Conversion obligations. The Cash Conversion Notice may (but need not) specify an expiration date of such Notice, shall specify the Green Floor Price that will be in effect until further notice is given, and shall be given at least 5 trading days before the same becomes effective. The Corporation may terminate the Cash Conversion Notice by a further five trading day notice to the holders of 6% Preferred that the Cash Conversion Notice will not be in effect after a specified date. The Corporation may re-establish the Green Floor Price, at its option, by giving five trading days, notice to the holders of the 6% Preferred prior to the notice becoming effective. If notice of conversion shall be given by a holder of 6% Preferred shares on a date that a Cash Conversion Notice is in effect, the Corporation shall within 48 hours following surrender of the share certificate as provided in Section 4(d) hereof make payment of the Cash Conversion Amount to such holder by wire transfer of immediately available funds in U.S. dollars pursuant to such wire transfer instructions as may have been given by such holder, or in the absence of such instructions by mailing by certified mail a bank cashier's or certified check for the Cash Conversion Amount to the record address of such holder. A Cash Conversion Notice shall cease to be effective if the Corporation fails to make payment of the Cash Conversion Amount to any holder entitled thereto in the manner and within the time specified in the foregoing sentence, time being of the essence, and the Corporation's right to give Cash Conversion Notices will thereupon terminate. If the Corporation falls to make payment of the Cash Conversion Amount to any holder entitled thereto in the manner and within the time specified above, time being of the essence, (i) such holder shall be entitled to receive from the Corporation in cash an amount equal to 3% of the Cash Conversion Amount, without prejudice to the right of such holder to assert a claim for damages in a larger amount than such payment, and (ii) such holder shall be entitled (A) to elect to receive the Common Stock that would have been issuable to him on the Conversion Date upon conversion of his 6% Preferred shares if no Cash Conversion Notice had been given, such election to be made by written notice to the Corporation not later than five trading days after the date on which the holder receives notice that the Corporation has failed to make payment to him of the Cash Conversion Amount, or (B) unless such holder has elected the foregoing alternative (A), such holder shall be entitled to the immediate return of the stock certificate or certificates representing the 6% Preferred shares submitted by such holder for Cash Conversion, and then and thereafter (whether or not such certificate or certificates have been returned) such holder's notice of conversion shall be rescinded and of no further effect, and such holder shall have the right to convert his 6% Preferred shares into

Common Stock of the Corporation without regard to the provisions of this subsection (f). The number of shares that a holder is entitled to convert, determined pursuant to subsections (a) and (b) of this Section 4, shall not be affected by the giving or effectiveness of a Cash Conversion Notice. Any Cash Conversion Notice shall be given as provided in Section 5 hereof.

     (g) Distributions. In the event the Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of its subsidiaries or other property, other than cash dividends from earnings, then in each such event provision shall be made so that the holders of 6% Preferred shall receive, upon the conversion thereof, the securities or other property which they would have received had they been the owners on the date of such event of the number of shares of Common Stock issuable to them upon conversion.

     (h) Certificates as to Adjustments. Upon the occurrence of any adjustment or readjustment of the Conversion Price pursuant to Section 4(e)(v) or Section 4(m) hereof, or any provision for distribution pursuant to Section 4(g) hereof, or any adjustment of the cash per-share prices specified herein, the Corporation at its expense shall promptly compute such adjustment, readjustment or provision in accordance with the terms hereof and prepare and furnish to each holder of 6% Preferred a certificate setting forth such adjustment, readjustment or provision and showing in detail the facts upon which such adjustment, readjustment or provision is based. The Corporation shall, upon the written request at any time of any holder of 6% Preferred, furnish or cause to be furnished to such holder a like certificate prepared by the Corporation setting forth (i) such adjustments and readjustments, and (ii) the number of other securities and the amount, if any, of other property which at the time would be received upon the conversion of 6% Preferred with respect to each share of Common Stock received upon such conversion. If any holder disputes the computation of such adjustment or provision the Corporation shall cause independent public accountants selected by the Corporation to verify and, if necessary, correct such computation.

     (i) Notice of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall give notice to each holder of 6% Preferred at least 10 days prior to such date specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

     (j) Issue Taxes. The Corporation shall pay any and all issue and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of 6% Preferred pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

     (k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the 6% Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the 6% Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the 6% Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common

Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval as promptly as practicable.

     (l) Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of 6% Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of 6% Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

     (m) Reorganization or Merger. In case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation to any other person, and the holders of 6% Preferred do not elect to treat such transaction as a liquidation, dissolution or winding up as provided in Section 2, then, as part of such reorganization, consolidation, merger or sale, provision shall be made so that each share of 6% Preferred shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of 6% Preferred would have been entitled upon the record date of (or date of, if no record date is fixed) such event and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the 6% Preferred, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of 6% Preferred. The Corporation shall have no obligation to obtain the prior consent of the holders of 6% Preferred, individually or as a class, except as expressly provided herein or as provided by applicable law.

     5. Notices. Any notice to be given to the holders of the 6% Preferred shall be (i) mailed by first class mail postage prepaid to each holder of 6% Preferred at the address shown on the records of the Corporation for such holder, (ii) transmitted by telecopy or facsimile transmission to any holder which has supplied a telecopy or facsimile address to the Corporation, and (iii) unless receipted for by telecopy or facsimile on the date such notice is given, shall be transmitted by an overnight delivery service or courier service for delivery at the address shown on the records of the Corporation for such holder on the first business day following the date such notice is given, or if delivery in one business day to such address cannot be effected by such delivery service, then on the earliest day on which such delivery can be made.

     6. Other Provisions. For all purposes of this Resolution, the term "date of issuance" or "closing" shall mean the day on which shares of the 6% Preferred are first issued by the Corporation, and the terms "trading price," "low trading price," "closing price," "last trade price," and "trading days" shall have the meanings given them in Section 4(e) hereof. Any provision herein which conflicts with or violates any applicable usury law shall be deemed modified to the extent necessary to avoid such conflict or violation.

     7. Restrictions and Limitations. The Corporation shall not undertake the following actions without the consent of the holders of a majority of the 6%
Preferred: (i) modify its Certificate of Incorporation or Bylaws so as to amend or change any of the rights, preferences, or privileges of the 6% Preferred,
(ii) authorize or issue any other equity security senior to the 6% Preferred, or
(iii) pay dividends in cash or property on, or purchase or otherwise acquire for value, any Common Stock or other equity security of the Corporation either junior to or on a parity with the 6% Preferred except from current or retained earnings or from the net proceeds of sale of equity securities.

     8. Voting Rights. Except as provided herein or as provided for by law, the 6% Preferred shall have no voting rights.

     9. Attorneys' Fees. Any holder of 6% Preferred shall be entitled to recover from the Corporation the reasonable attorneys' fees and expenses incurred by such holder in connection with enforcement by such holder of any obligation of the Corporation hereunder, if such holder is the prevailing party in an action or proceeding to compel such enforcement.

     10. Limitation on Number of Conversion Shares. The Corporation shall not be obligated to issue, in the aggregate, more than 2,016,163 shares of Common Stock as presently constituted (the "NASD Cap") upon conversion of the 6% Preferred, if issuance of a larger number of shares would constitute a breach of the Rules of the NASD. Subject to the obligation to effect certain redemptions pursuant to the last four sentences of this Section, if further issuances of shares of Common Stock upon conversion of the 6% Preferred would constitute a breach of the NASD Rules (i.e., all of the shares permitted to be issued under the NASD Cap shall have been so issued), then so long thereafter as such limitation shall continue to be applicable and any shares of 6% Preferred are submitted for conversion such shares shall receive in cash an amount equal to the Cash Conversion Amount determined as provided in Section 4(f) hereof, in lieu of the Common Stock which such shares would otherwise be entitled to receive upon conversion. Payment of the Cash Conversion Amount shall be made no later than as specified in Section 4(f) and shall bear daily interest thereafter at the rate of one-tenth of one percent per day until paid. The NASD Cap shall be proportionately and equitably adjusted in the event of stock splits, stock dividends, reverse stock splits, reclassifications or other such events, in such manner as the Board of Directors of the Corporation shall reasonably determine. If (A) the Corporation is unable to obtain the requisite shareholder approval concerning the issuance of shares of Common Stock upon conversion of the 6% Preferred to satisfy the NASD Rules prior to March 15, 1998, then (B) the Corporation shall immediately redeem, at a "Special Redemption Price" equal to 110% of the liquidation preference of such shares, the smallest number of Shares which is sufficient, in the Corporation's reasonable judgment, such that following such redemption, conversion of the remaining shares of 6% Preferred would not constitute a breach of the Corporation's obligations under the NASD Rules. Any redemption effected pursuant to the preceding sentence shall require 15 days' notice and the Redemption Date shall be not more than 15 days after the date specified in Clause A of the preceding sentence. Such redemption shall be made pro-rata. If there shall be a default in payment of the Special Redemption Price, the amount so payable shall bear daily interest from and after the Redemption Date at the rate of one-twentieth of one percent per day until paid.

                                  ORAVAX, INC.

Dear Stockholder:

Please take note of the important information enclosed with this proxy ballot. There are a number of issues related to the Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy statement.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting of Stockholders to be held on March 10, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

OraVax, Inc.

 X  PLEASE MARK VOTES AS IN THIS EXAMPLE.
--- THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY
    THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL NUMBER 1. A VOTE FOR PROPOSAL NUMBER 1 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

1) To approve the 1997 Private Placement and the 1997 Private Placement Issuances, as described in the Company's Proxy Statement dated February 7, 1998.

    __ For             __ Against               __ Abstain

                           Mark here at right if comments or address change have been made on the reverse side of this card. __

                           PLEASE VOTE, DATE AND SIGN BELOW AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

                           Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.

Signature:______________  Date:________ Signature:_______________ Date:________

                                  ORAVAX, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

               SPECIAL MEETING OF STOCKHOLDERS - MARCH 10, 1998

P        Those signing on the reverse side, revoking any prior proxies, hereby
R    appoint(s) Lance K. Gordon and John M. Westcott, Jr., or each or any of
O    them with full power of substitution, as proxies for those signing on the
X    reverse side to act and vote all shares of stock of OraVax, Inc. (the
Y "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held on March 10, 1998 and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Special Meeting, and, in their discretion, upon any other matters which may properly come before the Special Meeting. Attendance of the undersigned at the Special Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless those signing on the reverse side shall revoke this proxy in writing.

     HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

     ------------------------------            --------------------------------

     ------------------------------            --------------------------------

     ------------------------------            --------------------------------

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE